090704

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160461333-39
Secretary of State	Filing Date and Time: 10/17/2016 8:00 AM
State of Nevada	Entity Number: C2969-2004

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

OCEANIC RESEARCH & RECOVERY, INC.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

None.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Adam S. Tracy
Name of Custodian

X [signature]
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ORDR
Jay A. Shafer, Esq.
Nevada Bar No. 9184
PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@premierlegalgroup.com
Attorneys for Petitioner
BARTON HOLLOW, LLC

Electronically Filed
08/31/2016 02:38:40 PM

CLERK OF THE COURT

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **OCEANIC RESEARCH AND RECOVERY, INC., a Nevada Corporation,**	Case No. A-16-740323-P Dept. No. XXVI

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax: (702) 794-4421

ORDER GRANTING APPLICATION FOR APPOINTMENT OF BARTON HOLLOW, LLC AS CUSTODIAN OF OCEANIC RESEARCH AND RECOVERY, INC.

Petitioner **BARTON HOLLOW, LLC's** Motion and Application for Appointment as Custodian of **OCEANIC RESEARCH AND RECOVERY, INC.**, having been considered by the Court on August 23rd 2016, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1. OCEANIC RESEARCH AND RECOVERY, INC., has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.

2. OCEANIC RESEARCH AND RECOVERY, INC., has failed to hold an annual meeting of stockholders for the preceding four (4) years in violation of N.R.S. 78.710
3. Petitioner, Barton Hollow, LLC, a Nevada limited liability company, is a shareholder of OCEANIC RESEARCH AND RECOVERY, INC.
4. Petitioner has given reasonable and required notice as required by the NRS 78.710 et seq.
5. Beginning on March 29, 2016, Petitioner served demand upon OCEANIC RESEARCH AND RECOVERY, INC., at its last known registered business address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact OCEANIC RESEARCH AND RECOVERY, INC.
6. Despite Petitioner's demand, no response was received from OCEANIC RESEARCH AND RECOVERY, INC. Petitioner has demonstrable experience acting as a court-appoint custodian in Nevada and managing the affairs of Nevada corporations.
7. Petitioner has demonstrable experience acting as a court-appoint custodian in Nevada and managing the affairs of Nevada corporations

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1. Pursuant to NRS 78.347, Barton Hollow, LLC is hereby appointed custodian of OCEANIC RESEARCH AND RECOVERY, INC.
2. Barton Hollow, LLC is authorized to take any actions on behalf of OCEANIC RESEARCH AND RECOVERY, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of OCEANIC RESEARCH AND RECOVERY, INC., including, but not limited to, issuing new shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the corporation.

3. Pursuant to NRS 78.347(3)(a), Barton Hollow, LLC shall comply with NRS 78.180 to reinstate OCEANIC RESEARCH AND RECOVERY, INC.

4. Pursuant to NRS 78.347, Barton Hollow, LLC shall comply with NRS 78.150 to identify and name a registered agent within the State of Nevada for OCEANIC RESEARCH AND RECOVERY, INC.

5. Barton Hollow, LLC shall provide reasonable notice to all stockholders of record of a meeting of stockholders of OCEANIC RESEARCH AND RECOVERY, INC., that will be held within a reasonable time after this Order is entered;

6. Barton Hollow, LLC, as custodian of OCEANIC RESEARCH AND RECOVERY, INC., shall submit a report to this Court of the actions taken at said stockholders meeting.

7. Barton Hollow, LLC shall report to this Court no less than every three (3) months concerning its custodianship of OCEANIC RESEARCH AND RECOVERY, INC., while such custodianship remains active.

8. Barton Hollows, LLC, shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of OCEANIC RESEARCH AND RECOVERY, INC., which the Secretary of State containing the following disclosures and statements:

   a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning Barton Hollow, LLC, or its affiliates or subsidiaries;

   b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of OCEANIC RESEARCH AND RECOVERY, INC., to request that the corporation comply with corporate formalities and to continue its business;

   c. A statement that Barton Hollow, LLC, is, in fact, is pursuing its business and attempted to further the interest of its stockholders;

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

d. A statement indicating that Barton Hollow, LLC will reinstate and maintain the corporate charter of OCEANIC RESEARCH AND RECOVERY, INC., and

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

9. In order to implement and effectuate the requirements of this Order, Barton Hollow, LLC is authorized to identify at reasonable commercial terms and, if necessary, cause OCEANIC RESEARCH AND RECOVERY, INC., to sell the corporation's debt securities to finance its operations, the repayment of which shall be in shares of the corporation's common stock at par value per share. The report of the custodian is due to chambers by Nov. 22, 2016. The hearing on the custodianship will be Dec. 13, 2016, at 9am.

IT IS SO ORDERED.

Dated this 25th day of Aug., 2016

DISTRICT COURT JUDGE

Submitted by:

PREMIER LEGAL GROUP

By:
JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
JShafer@premierlegalgroup.com

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421